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                                                                     EXHIBIT 1.1


                          WILLIAMS ENERGY PARTNERS L.P.

                             3,750,000 COMMON UNITS

                     REPRESENTING LIMITED PARTNER INTERESTS

                         FORM OF UNDERWRITING AGREEMENT

                                                                          , 2001
Lehman Brothers Inc.
Banc of America Securities LLC
Dain Rauscher Incorporated
A.G. Edwards & Sons, Inc.
UBS Warburg LLC
As the Representatives of the several
Underwriters named in Schedule 1
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         Williams Energy Partners L.P., a Delaware limited partnership (the "PARTNERSHIP"), proposes to issue and sell to the several Underwriters named in
Schedule 1 hereto (the "UNDERWRITERS") 3,600,000 common units (the "FIRM UNITS") representing limited partner interests in the Partnership (the "COMMON UNITS"). Lehman Brothers Inc., Banc of America Securities LLC, Dain Rauscher Incorporated, A.G. Edwards & Sons, Inc., and UBS Warburg LLC shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

         In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to an additional 540,000 Common Units on the terms and for the purposes set forth in Section 2 (the "OPTION UNITS"). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the "UNITS." Capitalized terms used but not defined herein shall have the same meanings given them in the Partnership Agreement or the Prospectus (each as defined herein).

         It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate the ammonia pipeline and terminalling system assets and business and certain of the marine and inland petroleum product terminal assets and business held by various subsidiaries of The Williams Companies, Inc., a Delaware corporation ("WILLIAMS"), as described more particularly in the Prospectus. Williams GP LLC, a Delaware limited liability company, will serve as the general partner (the "GENERAL PARTNER") of both the Partnership and Williams OLP L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"). Williams Energy Services, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Williams ("WES") and Williams Natural Gas Liquids, Inc., a Delaware


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corporation and a direct wholly owned subsidiary of Williams ("WNGL") will serve as the sole members of the General Partner and will be limited partners of the Partnership.

         Prior to the date hereof, the following transactions occurred:

         (a) WES formed the General Partner to which it contributed $1,000 each in exchange for all of the member interests in the General Partner.

         (b) WES and the General Partner formed the Partnership to which WES and the General Partner contributed $990 and $10, respectively, in exchange for a 99% limited partner and 1% general partner interest in the Partnership, respectively.

         (c) The General Partner and the Partnership formed the Operating Partnership to which the General Partner and the Partnership contributed $10.10 and $989.90, respectively, in exchange for a 1.0101% general partner and 98.9899% limited partner interest in the Operating Partnership, respectively.

         (d) Williams Energy Ventures, Inc. ("WEV") formed Williams Bio-Energy, L.L.C., a Delaware limited liability company ("WBE") to which it contributed $1,000 in exchange for all of the member interests in WBE.

         (e) WNGL formed Williams NGL LLC, a Delaware limited liability company (the "WNGL LLC") to which it contributed $1,000 in exchange for all of the member interests of WNGL LLC.

         The transactions described in clauses (a) - (e) above are referred to herein collectively as the "PRIOR TRANSACTIONS."

         In addition, prior to or as of the date hereof, the Operating Partnership will enter into a bank credit agreement providing for a $75 million term loan and a $75 million revolving credit facility (the "BANK CREDIT AGREEMENT").

         On the First Delivery Date (as defined in Section 4), [Williams, WES, WNGL, the General Partner, the Partnership and the Operating Partnership] will enter into a Contribution [, Conveyance] and Assumption Agreement (the "CONTRIBUTION AGREEMENT") pursuant to which the following transactions will occur on the First Delivery Date, unless otherwise noted:

         (a) Williams will cancel the debt in excess of $167 million owed to it by Williams Terminals Holdings, L.L.C., a [Delaware] limited liability company ("WTH LLC") and Williams Ammonia Pipeline, Inc., a [Delaware] corporation ("WAPI").

         (b) WES will contribute 1% of the stock of WEV to the General Partner as a capital contribution and WEV will convert into Williams Terminals Holding, L.P., a Delaware limited partnership ("WTH LP"), with the General Partner owning a 1% general partner interest and WES owning a 99% limited partner interest.

         (c) WTH LP will contribute certain of its assets to WBE, and WBE will assume all of the liabilities associated with these assets.


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         (d) WTH LP will distribute its interest in WBE pro rata to WES and the
General Partner, and the General Partner will distribute its interest in WBE to WES.

         (e) WNGL will contribute .001% of the stock of WAPI to WNGL LLC, and WAPI will convert from a [Delaware] corporation to a Delaware limited partnership to be named Williams Ammonia Pipeline, L.P. ("WAP LP") with WNGL LLC owning a .001% general partner interest and WNGL owning a 99.999% limited partner interest.

         (f) WNGL will contribute all of its interest in WNGL LLC and an __% limited partner interest in WAP LP to the General Partner in exchange for an __% interest in the General Partner.

         (g) WES will contribute an __% interest in WTH LP to the General Partner in exchange for an additional __% interest in the General Partner.

         (h) WNGL will contribute the remainder of its limited partner interests in WAP LP to the Operating Partnership; WES will contribute the remainder of its interest in WTH LP, and the General Partner will contribute (i) a portion of its interests in WAP LP and WTH LP and (ii) its interest in WNGL LLC to the Operating Partnership in exchange for (i) an ___% limited partner interest in the Operating Partnership, (ii) an ___% limited partner interest in the Operating Partnership and (iii) a 1.0101% general partner interest in the Operating Partnership, respectively.

         (i) The Operating Partnership will contribute a .001% limited partner interest in WTH LP to WNGL LLC as a capital contribution, which interest will become a general partner interest in WTH LP.

         (j) The Operating Partnership will borrow $90.1 million under the Bank Credit Agreement.

         (k) The public offering of the Firm Units contemplated hereby will be consummated.

         (l) The General Partner will contribute the remainder of its interest in WAP LP and in WTH LP to the Partnership in exchange for a 1% general partner interest in the Partnership; and WNGL and WES will contribute their remaining limited partner interests in the Operating Partnership to the Partnership in exchange for 1,931,002 Common Units and 5,681,002 units representing subordinated limited partner interests in the Partnership ("SUBORDINATED UNITS").

         (m) The Partnership will contribute the net proceeds of the public offering of the Firm Units and its interests in WAP LP and WTH LP to the Operating Partnership as an additional capital contribution.

         (n) The Operating Partnership will use the cash (i) to pay costs of the public offering of the Firm Units and related transactions of approximately $8.6 million, and (ii) to make a contribution of approximately $___ million to WTH LP which, in turn, will be contributed by WTH LP to WTH LLC, which will use such funds to retire approximately $156.5 million of indebtedness owed to Williams.


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         (o) WTH LP will distribute its interest in each of WPH LLC and WTH LLC to the Operating Partnership which, in turn, will contribute a .001% interest in each of WPH LLC and WTH LLC to WNGL LLC.

         (p) Williams Pipelines Holdings, L.L.C. ("WPH LLC") will convert from a Delaware limited liability company into a Delaware limited partnership to be named Williams Pipelines Holdings L.P. ("WPH LP") with WNGL LLC as the general partner and the Operating Partnership as a limited partner.

         (q) WTH LLC will merge with and into WTH LP.

         (r) If the Underwriters exercise their option to purchase any Option Units within 30 days after the First Delivery Date as provided in Section 4, the Partnership will contribute the net proceeds therefrom to the Operating Partnership which, in turn, will contribute such net proceeds to WTH LP, which will use such funds to retire up to an additional [$10.5 million] of indebtedness owed to Williams. To the extent the Underwriters do not purchase all of the Option Units, [WES / WNGL] will purchase the unsold Option Units (the "SPONSOR OPTION UNITS") at the same price at which the Firm Units and Option Units are offered to the public. The Partnership will contribute the net proceeds in same manner described in the two previous sentences, and WTH LP will use such proceeds to retire the remaining indebtedness owed to Williams.

         Each of WEV and WAPI is referred to herein, individually as a "PREDECESSOR" and, collectively, as the "PREDECESSORS." Each of WNGL LLC, WTH LP, WPH LP and WAP LP is referred to herein, individually as a "SUBSIDIARY" and, collectively, as the "SUBSIDIARIES."

         The merger described in clause (q) above is referred to herein as the "MERGER." The conversions described in clauses (b) and (p) above are referred to herein as the "CONVERSIONS." In connection with the consummation of the Merger and the Conversions, the Predecessors and certain of the Subsidiaries entered into merger agreements, articles and certificates of merger, articles and certificates of conversion and related documents (the "MERGER AND CONVERSION DOCUMENTS"). The transactions described above in clauses (a)-(r) are referred to as the "SUBSEQUENT TRANSACTIONS" and, together with the Prior Transactions, are referred to as the "TRANSACTIONS." [In connection with the Subsequent Transactions, the parties to the Subsequent Transactions entered into various bills of sale, assignments, conveyances, contribution agreements and related documents (the "CONVEYANCES" and, collectively with the Contribution Agreement and the Merger and Conversion Documents, the "MERGER, CONVERSION AND CONTRIBUTION DOCUMENTS").

         The Partnership, the General Partner, the Operating Partnership and the Subsidiaries are sometimes referred to herein collectively as the "PARTNERSHIP ENTITIES." WES, WNGL, the General Partner, the Partnership and the Operating Partnership are sometimes referred to herein collectively as the "WILLIAMS PARTIES". The Williams Parties and the Predecessors are sometimes referred to herein collectively as the "WILLIAMS ENTITIES."

         This is to confirm the agreement concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.


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         Section 1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE WILLIAMS
PARTIES.

         The Williams Parties jointly and severally represent, warrant and agree that:

         (a) A registration statement on Form S-1 (File No. 333-48866) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. The registration statement contains a prospectus, to be used in connection with the offering and sale of Units in the United States and to persons in the United States. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you as the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of the Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "PROSPECTUS" means the prospectus in the form first used to confirm sales of Units. If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

         (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein; and each of the statements made by the Partnership in the Registration Statement, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the rules and regulations under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions was made or will be made with a reasonable basis and in good faith.


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         (c) Each of the Partnership, the Operating Partnership, WTH LP, WPH LP
and WAP LP has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "DELAWARE LP ACT"), has full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited partnership in each jurisdiction in which ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (d) Each of the General Partner, WNGL LLC and WES has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "DELAWARE LLC ACT"), has full limited liability company power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly registered or qualified to do business as a foreign limited liability company in each jurisdiction in which ownership or lease of property or the conduct of business requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (e) Each of Williams and WNGL has been duly incorporated and is validly existing as a corporation in good standing under the Delaware General Corporation Law of the State of Delaware ("DGCL"), has full corporate all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, and is, or at each Delivery Date will be, duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and the Operating Partnership, taken as a whole, or (ii) subject the limited partners of the Partnership to any material liability or disability.

         (f) The Operating Partnership and Subsidiaries constitute all of the subsidiaries of the Partnership; and none of these entities, other than the Operating Partnership, WTH LP and WAP LP is a "SIGNIFICANT SUBSIDIARY" as such term is defined in Rule 405 of the Rules and Regulations.

         (g) On each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 1.0% general partner interest in the Partnership; such general partner interest will be duly and validly authorized and issued in accordance with the Agreement of Limited Partnership of the Partnership (as the same may be


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amended and restated on or prior to the First Delivery Date, the "PARTNERSHIP
AGREEMENT"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (h) On the First Delivery Date, after giving effect to the Transactions, WES and WNGL will own, in the aggregate, 2,079,694 Common Units and 5,679,694 Subordinated Units (collectively, with any Sponsor Option Units, the "SPONSOR UNITS") and the General Partner will own all of the Incentive Distribution Rights (as defined in the Partnership Agreement); all of such Sponsor Units, the limited partner interests represented thereby and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and WES and WNGL will own such Sponsor Units, and the General Partner will own such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (i) The Units to be issued and sold by the Partnership to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor in accordance with this Agreement will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); the Partnership has an authorized capitalization as set forth in the Prospectus; the Common Units, when issued and delivered against payment therefor as provided herein, the Subordinated Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform to the descriptions thereof contained in the Prospectus; and other than the Sponsor Units owned by WES and WNGL and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.

         (j) On each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Operating Partnership with a 1.0101% general partner interest in the Operating Partnership; such general partner interest will be duly authorized and validly issued in accordance with the Agreement of Limited Partnership of the Operating Partnership (as the same may be amended and restated on or prior to the First Delivery Date, the "OPERATING PARTNERSHIP AGREEMENT"); and the General Partner will own such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (k) On each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole limited partner of the Operating Partnership with a 98.9899% limited partner interest in the Operating Partnership; such limited partner interest will have been duly authorized and validly issued in accordance with the Operating Partnership Agreement and will be fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption "The Partnership Agreement--Limited Liability"); and the Partnership will own such limited partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims, security interests, equities, charges or claims.


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         (l) On each Delivery Date, after giving effect to the Transactions, the
Operating Partnership will own a 100% member interest in WNGL LLC; such member interest will be duly authorized and validly issued in accordance with the limited liability company agreement of WNGL LLC (the "WNGL LLC AGREEMENT"), and will be fully paid (to the extent required under the WNGL LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Operating Partnership will own such member interest free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (m) On each Delivery Date, after giving effect to the Transactions, WNGL LLC will be the sole general partner of each of WTH LP, WPH LP and WAP LP (the "LP SUBSIDIARIES") with a .001% general partner interest in each of the LP Subsidiaries; such general partner interests will be duly authorized and validly issued in accordance with each of the respective partnership agreements of each of the LP Subsidiaries (as each may be amended and restated at or prior to the First Delivery Date, the "LP SUBSIDIARY PARTNERSHIP AGREEMENTS"); and WNGL LLC will own such general partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (n) On each Delivery Date, after giving effect to the Transactions, the Operating Partnership will be the sole limited partner of each of the LP Subsidiaries with a 99.999% limited partner interest in each of the LP Subsidiaries; such limited partner interests will have been duly authorized and validly issued in accordance with each of the respective LP Subsidiary Partnership Agreements and will be fully paid (to the extent required under each of the LP Subsidiary Partnership Agreements and the Delaware LP Act) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware LP Act); and the Operating Partnership will own such limited partner interests free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (o) On each Delivery Date, after giving effect to the Transactions, WES will own a 80.8% member interest in the General Partner and WNGL will own a 19.2% member interest in the General Partner; such member interests will have been duly authorized and validly issued in accordance with the limited liability agreement of the General Partner (as the same may be amended or restated at or prior to the First Delivery Date, the "GP LLC AGREEMENT"), and will be fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and WES and WNGL will own such member interests are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (p) Williams owns all of the outstanding capital stock of each of WES and WNGL; all of such capital stock has been duly and validly authorized and issued and is fully paid and nonassessable; and such capital stock is owned free and clear of all liens, encumbrances, security interests, equities, charges or claims.

         (q) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (i) any limited partner interests in the Partnership or the Operating Partnership, (ii) any member interests in the General Partner or WNGL LLC or (iii) any partner interests in any LP Subsidiary, in each


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case pursuant to the Partnership Agreement, the Operating Partnership Agreement,
the GP LLC Agreement, the WNGL LLC Agreement or the LP Subsidiary Partnership Agreements, each as amended or restated at or prior to the First Time of Delivery (collectively, the "ORGANIZATIONAL DOCUMENTS") or any other agreement or instrument to which any of such entities is a party or by which any one of them may be bound. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or Subordinated Units or other interests in the Partnership or the Operating Partnership or (B) any interests in the General Partner, WNGL LLC or the LP Subsidiaries.

         (r) The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement and the Registration Statement and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. On each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Williams Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery by the Williams Entities of the Operative Agreements (as defined in Section 1(u)) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

         (s) This Agreement has been duly authorized, executed and delivered by each of the Williams Parties, and constitutes the valid and legally binding agreement of each of the Williams Parties, enforceable against each of the Williams Parties in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

         (t) Prior to or as of the date hereof the Bank Credit Agreement will have been duly authorized, executed and delivered by the Operating Partnership and will be a valid and legally binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms.

         (u) On or before the First Delivery Date:

                  (i) The Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the organizational limited partner named therein (the "ORGANIZATIONAL LIMITED PARTNER") and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

                  (ii) The Merger, Conversion and Contribution Documents will have been duly authorized, executed and delivered by each of the Williams Entities party thereto, and


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         will be valid and legally binding agreements of each of the Williams
         Entities parties thereto, enforceable against such parties in accordance with their respective terms;

                  (iii) The Operating Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Partnership and will be a valid and legally binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership in accordance with its terms;

                  (iv) The GP LLC Agreement will have been duly authorized, executed and delivered by WES and WNGL, and will be a valid and legally binding agreement of WES and WNGL, enforceable against each of them in accordance with its terms;

                  (v) The WNGL LLC Agreement will have been duly authorized, executed and delivered by the Operating Partnership, and will be a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms;

                  (vi) Each of the LP Subsidiary Partnership Agreements will have been duly authorized, executed and delivered by the Operating Partnership and WNGL LLC and will be a valid and legally binding agreement of Operating Partnership and WNGL LLC, enforceable against each of them in accordance with their terms;

                  (vii) An omnibus agreement (the "OMNIBUS AGREEMENT") will have been duly authorized, executed and delivered by each of Williams, WES, WNGL, Williams Pipe Line Company, Williams Information Systems Corporation, the General Partner, the Partnership and the Operating Partnership and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;

                  (viii) [A services agreement (the "PIPELINE SERVICES AGREEMENT") will have been duly executed and delivered by each of [the Partnership] and [ ] and will be a valid and legally binding agreement of each of them enforceable against each of them in accordance with its terms;]

provided that, with respect to the Bank Credit Agreement described in Section 1(t) and each agreement described in this Section 1(u), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The Organizational Documents, the Bank Credit Agreement, the Merger, Conversion and Contribution Documents, the Omnibus Agreement [and the Pipeline Services Agreement] are herein collectively referred to as the "OPERATIVE AGREEMENTS."

         (v) Prior to or on the First Delivery Date, the Merger and the Conversions will become effective under the laws of the State of Delaware.


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         (w) None of the offering, issuance and sale by the Partnership of the
Units, the execution, delivery and performance of this Agreement or the Operative Agreements by the Williams Entities which are parties thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Williams Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Williams Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Williams Entities or any of their properties in a proceeding to which any of them or other property is a party or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Williams Entities, in the case of clauses (ii), (iii) or (iv), which conflicts, breaches, violations or defaults would have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Williams Parties, taken as a whole.

         (x) Except as described in the Prospectus, there are no contracts, agreements or understandings between the any of the Williams Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the Units registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

         (y) None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, partners' capital, members' equity, results of operations, business or prospects of any of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus.

         (z) At September 30, 2000, the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Preliminary Prospectus dated January __, 2001, and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The selected historical and pro forma information set forth in the Registration Statement, the Preliminary Prospectus dated January __, 2001, and the Prospectus (and any amendment or supplement thereto) under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Preliminary Prospectus dated January __, 2001, and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership Entities, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

         (aa) Ernst & Young, who have certified certain financial statements of the Partnership, the General Partner, the Williams Energy Partners Predecessor (as defined therein) and the Marine Terminals Predecessor (as defined therein), whose report appears in the Prospectus and who have delivered the initial letter(s) referred to in Section 7(e) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

         (bb) On each Delivery Date, after giving effect to the Transactions, each of the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, claims, security interests, encumbrances and other defects, except (i) such as are described in the Prospectus or (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property as described in the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Williams Parties represent that (A) WPH LP has not received any actual notice or claim from any owner of land upon which its pipeline is located that WPH LP does not have sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus and (B) any lack of title to the pipeline rights-of-way that will not have a material adverse effect on the ability of WPH LP to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are proposed to be used and occupied in the future as described in the Prospectus will be subject to the indemnification provisions of Section 3.3 of the Omnibus Agreement. All assets held under lease or license by the Partnership Entities are held under valid, subsisting and enforceable leases or licenses, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such assets as they have been used in the past and are proposed to be used in the future as described in the Prospectus. The Merger, Conversion and Contribution Documents were, or as of each Delivery Date will be, legally sufficient to transfer to or vest in the Operating Partnership and its Subsidiaries all properties that are, individually or in the aggregate, required to enable the Operating Partnership and its Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Merger, Conversion and Contribution Documents, which are described in the Prospectus. The Operating Partnership and its Subsidiaries, upon execution and delivery of the Merger, Conversion and Contribution Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership, except as disclosed in the Prospectus and in such Merger, Conversion and Contribution Documents.

         (cc) Each of the Partnership Entities carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries.

         (dd) Each of the Partnership Entities owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

         (ee) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities is the subject that are required to be described in the Registration Statement or Prospectus but are not described as required; and to the best of the Williams Parties' knowledge, no such proceedings are threatened by governmental authorities by others.

         (ff) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

         (gg) No relationship, direct or indirect, exists between or among any of the Partnership Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of any the Partnership Entities on the other hand, which is required to be described in the Prospectus which is not so described.

         (hh) Except as described in the Prospectus, no labor disturbance by the employees of any of the Partnership Entities (and to the extent they perform services on behalf of any of the Partnership Entities, employees of any of the Williams Entities), exists or, to the knowledge of the Williams Parties, is imminent or threatened, which might be expected to have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Partnership Entities.

         (ii) Each of the Partnership Entities and Predecessors has filed (or has obtained extensions with respect to) all federal, state and local income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has paid all taxes shown to be due pursuant to such returns, other than those (i) which, if not paid, would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities, taken as a whole, or (ii) which are being contested in good faith.


         (jj) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, none of the Partnership Entities have (i) issued or granted any securities, other than issuance in the Prior Transactions, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (kk) The sale and issuance of the Sponsor Units to WES and WNGL and the sale of the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement are exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

         (ll) The Partnership (i) makes and keeps accurate books and records and
(ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (mm) None of the Partnership Entities WES, WNGL and the General Partner
(i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents; (ii) is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or (iv) has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iv) as would not have a material adverse effect on the condition (financial or other), business, assets, results of operations of the Partnership Entities taken as a whole.

         (nn) None of the General Partner or Partnership Entities, nor any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities or, to the knowledge of the Partnership Entities and the General Partner, the Predecessors, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (oo) Except as described in the Prospectus, none of the Partnership Entities, the General Partner, WES or WNGL or the Predecessors has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would have a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Partnership Entities, taken as a whole.

         (pp) None of the Williams Parties are or, as of each Delivery Date after giving effect to the Transactions and the application of the net proceeds therefrom as described in the Prospectus, will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (qq) [None of the Directed Units (as defined below) distributed in connection with the Directed Units Program will be offered or sold outside of the United States.]

         Section 2. PURCHASE OF THE UNITS BY THE UNDERWRITERS.

         On the basis of the representations and warranties contained in and subject to the terms and conditions of this Agreement, the Partnership agrees to sell 3,750,000 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

         In addition, the Partnership grants to the Underwriters an option to purchase up to an aggregate of 562,500 Option Units. Such option (the "OPTION") is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Units other than in 100 unit amounts.

         [It is also understood that approximately [ ] Firm Units ("DIRECTED UNITS") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the [Partnership] ("PARTICIPANTS") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Partnership or to any Participant for any action taken or omitted to be taken in good faith in connection with such Directed Units Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.]

         The price of both the Firm Units and any Option Units shall be $______ per Unit.

         The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

         Section 3. OFFERING OF UNITS BY THE UNDERWRITERS.

         Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

         Section 4. DELIVERY OF AND PAYMENT FOR THE UNITS.

         Delivery of and payment for the Firm Units shall be made at the offices of [Vinson & Elkins L.L.P.] at 9:00 A.M., Houston, Texas time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Partnership shall deliver or cause to be delivered the Firm Units to the Representatives for the account of each Underwriter in book entry form through the facilities of the Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         The Option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Representatives. Such notice shall set forth the aggregate number of Option Units as to which the Option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the Option shall have been exercised nor later than the fifth business day after the date on which the Option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE".

         Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Partnership) at 9:00 A.M., Houston, Texas time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter in book entry form through the facilities of the Depository Trust Company against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

         Section 5. FURTHER AGREEMENTS OF THE WILLIAMS PARTIES.

         Each of the Williams Parties, jointly and separately, covenants and agrees with each Underwriter:

         (a) (i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (iv) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission;

         (e) The Partnership will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which Lehman Brothers Inc. shall not previously have been advised or to which the Representatives or their counsel shall reasonably object in writing after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to Lehman Brothers Inc. prior to or concurrently with such filing;

         (f) As soon as practicable after the Effective Date, to make generally available to the Partnership's security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule
158);

         (g) For a period of two years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Partnership to its Unitholders and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

         (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction;

         (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future
of) any Common Units or securities convertible into or exchangeable for Common Units (other than Units issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units

(other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each securityholder, executive officer and director of the General Partner to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters;

         (j) To apply for the listing of the Units on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

         (k) To apply the net proceeds from the offering of the Units and borrowings under the Bank Credit Agreement as set forth in the Prospectus; and

         (l) To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (m) [In connection with the Directed Units Program, to ensure that the Directed Units will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Partnership as to which Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.]

         Section 6. EXPENSES.

         The Williams Parties agree to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Units; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the Units and the costs and charges of any transfer agent or registrar; (i) the costs and expenses of the Partnership relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

         [The Williams Parties further agree to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Units Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Units Program.]

         Section 7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Williams Parties contained herein, to the performance by the Williams Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.

         (b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel to the Williams Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives with respect to the matters set forth in Exhibit B to this Agreement.

         (d) The Representatives shall have received from [Rebecca H. Hilborne], General Counsel of the Company, [her] written opinion, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C to this Agreement.

         (e) The Representatives shall have received from each of: (i) Capel & Howard, P.C. with respect to the State of Alabama, (ii) Day, Berry & Howard LLP with respect to the State of Connecticut, (iii) Hunton & Williams with respect to the States of Georgia, North Carolina and Virginia, (iv) Dickinson, Mackaman, Tyler & Hagen, P.C. with respect to the State of Iowa, (v) Wallace, Saunders, Austin, Brown & Enochs, Chartered with respect to the State of Kansas, (vi) Kean, Miller, Hawthorne, D'armond, McCowan & Jarman, L.L.P. with respect to the State of Louisiana, (vii) Lindquist & Vennum P.L.L.P. with respect to the State of Minnesota, (viii) Brunini, Grantham, Grower & Hewes, PLLC with respect to the State of Mississippi, (ix) Lathrop & Gage L.C. with respect to the State of Missouri, (x) Cline, Williams, Wright, Johnson & Oldfather, L.L.P. with respect to the State of Nebraska, (xi) Hall, Estill, Hardwick, Gable, Golden & Nelson, a Professional Corporation with respect to the State of Oklahoma, (xii) Nexen Pruet Jacobs & Pollard, LLP with respect to the State of South Carolina, (xiii)
J. Thomas Trent with respect to the State of Tennessee, and (xiv) Vinson & Elkins L.L.P. with respect to the State of Texas, each of which is acting as special local counsel for the [Williams Entities], an opinion or opinions, addressed to the Underwriters and dated such Delivery Date, in the form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit D to this Agreement.

         (f) The Representatives shall have received from Andrews & Kurth L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Williams Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (g) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (h) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "INITIAL LETTERS"), the Partnership shall have furnished to the Representatives a letter (the "BRING-DOWN LETTER") of such accountants, addressed to the Underwriters and dated such Delivery Date
(i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

         (i) On each Delivery Date, the General Partner shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                  (i) the representations, warranties and agreements of the Williams Parties contained in this Agreement are true and correct as of such Delivery Date; the Williams Parties have complied with all its agreements and satisfied all the conditions contained herein; and the conditions set forth in Sections 7(a), 7(k) and 7(l) have been fulfilled; and

                  (ii) they have carefully examined the Registration Statement and the Prospectus and (A) the Registration Statement and Prospectus do not include any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) since the Effective Date no event has occurred which is required to be set forth in a supplement or amendment to the Registration Statement or the Prospectus.

         (j) None of the Williams Entities shall have sustained since the date of the latest audited financial statements included in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Partnership Entities or (B) since such date there shall not have been any change in the partners' capital, capital stock or short-term or long-term debt of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, operations, business, prospects, capitalization, management, financial position, net worth or results of operations of the Partnership Entities, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), makes it in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities of any Williams Entity by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities of any of the Williams Entities.

         (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of any of the Williams Entities on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

         (m) The New York Stock Exchange, Inc. shall have approved the Units for listing, subject only to official notice of issuance.

         (n) On or prior to the First Delivery Date, pursuant to Section 5(i) hereof, the General Partner shall have furnished to you a letter substantially in the form of Exhibit A hereto from each of its securityholders, executive officers and directors.

         (o) The Williams Entities shall have furnished the Representatives such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

         (p) You shall have received evidence satisfactory to you that each of the Transactions (other than the offering of the Units) shall have occurred or will occur as of the First Delivery Date, including the closing of the borrowings under the Bank Credit Agreement, the consummation of the Merger and Conversions, in each case, on substantially the terms as described in the Prospectus.

         All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         Section 8. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Williams Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Williams Parties shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Williams Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in
Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

         (b) [The Williams Parties further agree to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act ("Lehman Brothers Entities"), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon
(i) the failure of any participant to pay for and accept delivery of the Directed Units sold pursuant to the

Directed Units Program which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase or (ii) the Directed Units Program, provided that, the Partnership shall not be responsible under this subparagraph (ii) for any loss, claim, damage, liability or action that is finally judicially determined to have resulted from the gross negligence or willful misconduct of the Lehman Brothers Entities. The Partnership shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.]

         (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Williams Parties, their officers and employees, each of their directors, and each person, if any, who controls the Williams Parties within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Williams Parties or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus or in any amendment or supplement thereto any material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Williams Parties through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Williams Parties and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Williams Parties or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Partnership or any such director, officer, employee or controlling person.

         (d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Partnership under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Partnership. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Williams Parties, on the one hand, and the Underwriters on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Williams Parties on the one hand, and the Underwriters on the other, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Williams Parties, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Williams Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Williams Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 8 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (f) The Underwriters severally confirm and the Williams Parties acknowledge [that the table of underwriters, the fourth full paragraph on page 113 and the second and third full paragraphs on page 114, appearing under the caption "Underwriting"] in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         Section 9. DEFAULTING UNDERWRITERS.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of the Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Williams Parties, except that the Williams Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "UNDERWRITER" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Units which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Williams Parties for damages, including expenses paid by the Williams Parties pursuant to Sections 6 and 11, caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         Section 10. TERMINATION.

         The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(h), 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

         Section 11. REIMBURSEMENT OF UNDERWRITERS' EXPENSE.

         If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Williams Entities to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by any of the Williams Entities (including, without limitation, with respect to the Transactions) is not fulfilled, the Williams Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Williams Parties shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Williams Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         Section 12. NOTICES.

         All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax: 212-526-6588), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

         (b) if to the Partnership, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Williams Energy Partners, L.P., One Williams Center, Tulsa, Oklahoma 74172 (Fax: [(918) - - ]);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

         Section 13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Williams Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Williams Parties contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the General Partner within the meaning of
Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 14. SURVIVAL.

         The respective indemnities, representations, warranties and agreements of the Williams Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         Section 15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY".

         For purposes of this Agreement, (a) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         Section 16. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 17. COUNTERPARTS.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         Section 18. HEADINGS.

         The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Williams Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        WILLIAMS ENERGY SERVICES, LLC

                                        By:
                                        Name:
                                        Title:

                                        WILLIAMS NATURAL GAS LIQUIDS, INC.

                                        By:
                                        Name:
                                        Title:

                                        WILLIAMS GP LLC

                                        By:
                                        Name:
                                        Title:

                                        WILLIAMS ENERGY PARTNERS L.P.

                                        By: Williams GP LLC, its General Partner

                                                 By:
                                                 Name:
                                                 Title:

                                        WILLIAMS OLP, L.P.

                                        By: Williams GP LLC, its General Partner

                                                 By:
                                                 Name:
                                                 Title:

Accepted:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
DAIN RAUSCHER INCORPORATED
A.G. EDWARDS & SONS, INC.
UBS WARBURG LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By: LEHMAN BROTHERS INC.

By:
   ---------------------------------------
         Authorized Representative

                                   SCHEDULE 1


                                                 Number of Firm
UNDERWRITERS                                     Units to be Purchased

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
DAIN RAUSCHER INCORPORATED
A.G. EDWARDS & SONS, INC.
UBS WARBURG LLC

[Names of other Underwriters]

Total..................................          3,750,000









                                  Schedule 1-1

                                     ANNEX A

                         JURISDICTIONS OF QUALIFICATION












                                   Annex A-1

                                    EXHIBIT A

                            LOCK-UP LETTER AGREEMENT



LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
DAIN RAUSCHER INCORPORATED
A.G. EDWARDS & SONS, INC.
UBS WARBURG LLC

As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

         The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") providing for the purchase by you and such other firms (the "UNDERWRITERS") of the common units representing limited partner interests (the "COMMON UNITS") of Williams Energy Partners, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and that the Underwriters propose to reoffer the Common Units to the public (the "OFFERING").

         In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

         In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.



                                  Exhibit A-1

         It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, we will be released from our obligations under this Lock-Up Letter Agreement.

         The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

         Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                                 Very truly yours,

                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

Dated:
      -------------------------













                                  Exhibit A-2

                                    EXHIBIT B

                        OPINION OF VINSON & ELKINS L.L.P.












                                  Exhibit B-1

                                    EXHIBIT C

                        OPINION OF [REBECCA H. HILBORNE]















                                  Exhibit C-1

                                    EXHIBIT D

                        FORM OF OPINION OF LOCAL COUNSEL










                                  Exhibit D-1